Exhibit 99.1

ARIAD Completes Rolling Submission of New Drug Application for Brigatinib to the U.S. Food and Drug Administration

CAMBRIDGE, Mass.--(BUSINESS WIRE)--August 30, 2016--ARIAD Pharmaceuticals, Inc. (NASDAQ:ARIA) today announced it has completed the rolling submission of the New Drug Application (NDA) for its investigational anaplastic lymphoma kinase (ALK) inhibitor, brigatinib, to the U.S. Food and Drug Administration (FDA). ARIAD is seeking U.S. marketing approval of brigatinib for patients with metastatic ALK-positive (ALK+) non-small cell lung cancer (NSCLC) who are resistant or intolerant to crizotinib. The Company is seeking accelerated approval for brigatinib from the FDA and has requested a priority review of the application, which, if granted, would allow for approval of brigatinib eight months after the NDA submission, as opposed to 12 months for a standard review.

“Many patients with ALK-positive non-small cell lung cancer eventually develop disease progression,” said Corey Langer, M.D., director of thoracic oncology in the Abramson Cancer Center of the University of Pennsylvania and a professor of Hematology-Oncology in Penn’s Perelman School of Medicine. “We are excited that the brigatinib NDA submission is now complete and are hopeful that brigatinib’s data, including the observation of complete responses and activity in the central nervous system, will provide patients and their oncologists with a new treatment option.”

ARIAD’s NDA submission includes clinical data from its Phase 1/2 and pivotal Phase 2 ALTA trials of brigatinib. Data from the ALTA trial, in which patients who had experienced disease progression on crizotinib therapy were randomized to one of two brigatinib regimens, were presented at the 2016 Meeting of the American Society of Clinical Oncology (ASCO). With a median follow-up of 8.3 months, the data show that, for patients treated with the 180 mg regimen with a seven day lead-in at 90 mg (Arm B), 54 percent achieved an investigator-assessed confirmed objective response, the trial’s primary endpoint. In this arm, the median progression free survival (PFS) exceeded one year (12.9 months). Additionally, a 67% confirmed intracranial objective response rate was achieved in patients with measurable brain metastases. The most common treatment-emergent adverse events (TEAEs; ≥ 25% of all patients in Arm B), regardless of relationship to treatment, were nausea (40%), diarrhea (38%), cough (34%), increased blood creatine phosphokinase (30%), headache (27%) and fatigue (27%). TEAEs, ≥ grade 3, occurring in ≥ 5 percent of all patients in Arm B, were increased blood creatine phosphokinase (9%), hypertension (6%) and pneumonia (5%). A subset of pulmonary adverse events with early onset (median: Day 2; range: Day 1-9) occurred in 6 percent of all patients (≥ grade 3 in 3% of patients); no such events with early onset occurred after dose escalation to 180 mg QD in Arm B.

“With the completion of the brigatinib submission this week, we are excited by its potential, if approved, to offer additional hope to patients and their families,” stated Paris Panayiotopoulos, president and chief executive officer of ARIAD. “We are thankful to the patients and physicians who participated in the clinical trials of brigatinib. We remain grateful to the FDA for granting brigatinib a breakthrough designation and the benefit of a rolling submission process, unique to the U.S. regulatory system.”

Brigatinib received Breakthrough Therapy designation from the FDA for the treatment of patients with ALK+ NSCLC whose tumors are resistant to crizotinib, and was granted orphan drug designation by the FDA for the treatment of ALK+ NSCLC. ARIAD plans to submit a Marketing Authorization Application (MAA) for brigatinib to the European Medicines Agency (EMA) in early 2017.

About Brigatinib

Brigatinib is an investigational, targeted cancer medicine discovered internally at ARIAD. It is in development for the treatment of patients with anaplastic lymphoma kinase positive (ALK+) non-small cell cancer (NSCLC). The global Phase 2 ALTA trial is the basis for brigatinib’s initial regulatory review. ARIAD has also initiated the Phase 3 ALTA 1L trial to assess the efficacy and safety of brigatinib in comparison to crizotinib in patients with locally advanced or metastatic ALK+ NSCLC who have not received prior treatment with an ALK inhibitor. More information on brigatinib clinical trials, including the expanded access program (EAP) for ALK+ NSCLC can be found here.

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is focused on discovering, developing and commercializing precision therapies for patients with rare cancers. ARIAD is working on new medicines to advance the treatment of rare forms of chronic and acute leukemia, lung cancer and other rare cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

Editor’s note: Dr. Langer has received consulting fees from ARIAD.

Forward-Looking Statements

This press release contains forward-looking statements, each of which are qualified in their entirety by this cautionary statement. Any statements contained herein which do not describe historical facts, including, but not limited to the statements about the anticipated timing for potential regulatory approval of brigatinib in the United States, the potential for brigatinib to provide a new treatment option to ALK+ NSCLC patients, the Company’s plans to file for regulatory approval of brigatinib with the EMA, and the Company’s ongoing clinical development of brigatinib, are forward-looking statements that are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, but are not limited to, our ability to successfully commercialize and generate profits from sales of Iclusig and our product candidates, if approved; competition from alternative therapies; our ability to meet anticipated clinical trial commencement, enrollment and completion dates and regulatory filing dates for our products and product candidates and to move new development candidates into the clinic; our ability to execute on our key corporate initiatives; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory and pricing and reimbursement approvals to market our products; our reliance on the performance of third-party manufacturers and specialty pharmacies for the supply and distribution of our products and product candidates; the occurrence of adverse safety events with our products and product candidates; the costs associated with our research, development, manufacturing, commercialization and other activities; the conduct, timing and results of preclinical and clinical studies of our products and product candidates, including that preclinical data and early-stage clinical data may not be replicated in later-stage clinical studies; the adequacy of our capital resources and the availability of additional funding; the ability to satisfy our contractual obligations, including under our leases, convertible debt and royalty financing agreements; patent protection and third-party intellectual property claims; litigation; our operations in foreign countries; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risk factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise noted, these forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this press release. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

CONTACT:
ARIAD Pharmaceuticals, Inc.
Investors:
Manmeet S. Soni, 617-503-7298
Manmeet.soni@ariad.com
or
Media:
Liza Heapes, 617-621-2315
Liza.heapes@ariad.com